Exhibit 99.1

                                 MDC PARTNERS


                                 PRESS RELEASE
                             FOR IMMEDIATE RELEASE

FOR:                   MDC Partners Inc.
                       45 Hazelton Avenue
                       Toronto, Ontario M5R 2E3

CONTACTS:              Steven Berns                 Walter Campbell
                       Vice Chairman &              Chief Financial Officer
                       Executive Vice President     Tel:  416-960-9000 ex. 336
                       Tel:  416-960-9000 ex. 225

TSX Stock Symbol:      MDZ.SV.A
NASDAQ Stock Symbol:   MDCAE
Website:               www.mdc-partners.com


                        MDC PARTNERS INC. FILING UPDATE
                Accounting impact of restatement remains minor

Toronto, Canada, December 7, 2004 - As previously announced, MDC Partners Inc. (TSX: MDZ.SV.A; NASDAQ: MDCAE) has been delayed in filing its Form 10-Q for the periods ended September 30, 2004 due to its need to restate previously reported financial results. MDC Partners' management has provided to its prior year auditor, BDO Seidman, and its current year auditor, KPMG LLP, its proposed restated Form 40-F/A for 2003 and the Form 10-Q/A's for the periods ended March 31, 2004 and June 30, 2004. All of the documents referenced above have been restated to account for management's proposed adjustments to previously reported information. In addition, MDC Partners' management has provided to KPMG LLP its proposed Form 10-Q for the periods ended September 30, 2004. MDC Partners will file its Form 10-Q for the quarter ended September 30, 2004 and the restated documents referenced above when the auditors complete their review, which is expected to occur expeditiously.

MDC Partners' delay in filing its required reports with the Securities and Exchange Commission is due to the amount of work required to restate its previously reported financial results and the required review by the current and prior audit firms. All of the proposed adjustments are non-cash, and MDC Partners' management believes that the cumulative impact of these adjustments remains minor.


ABOUT MDC PARTNERS INC.

MDC Partners is one of the world's leading marketing communications firms. Through its partnership of entrepreneurial firms, MDC Partners provides advertising and specialized communication services to leading brands throughout the United States and Canada. MDC Partners Class A shares are publicly traded on the Toronto Stock Exchange under the symbol MDZ.SV.A and on the NASDAQ under the symbol MDCAE.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the Company's financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers; financing requirements and other factors set forth in the Company's Form 40-F for its fiscal year ended December 31, 2003 and subsequent SEC filings.